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Exhibit (r)

CODE OF ETHICS
OF
ARES CAPITAL CORPORATION
AND
ARES CAPITAL MANAGEMENT LLC

(As Adopted and Effective September 27, 2004, amended and restated as of February 1, 2005)

SECTION I. STATEMENT OF PURPOSE AND APPLICABILITY

        Ares Capital Corporation (the "Company") is regulated as a business development company under the Investment Company Act of 1940 (the "Act") and subject to Rule 17j-1 under the Act ("Rule 17j-1"). Rule 17j-1 makes it unlawful for any Affiliated Person of the Company or its investment adviser, Ares Capital Management LLC (the "Adviser"), in connection the purchase or sale, directly or indirectly, by such Affiliated Person of any Security Held or to be Acquired by the Company:

  (1)
  To employ any device, scheme or artifice to defraud the Company;

  (2)
  To make any untrue statement of a material fact to the Company or omit to state a material fact necessary in order to make the statements made to the Company, in light of the circumstances under which they are made, not misleading;

  (3)
  To engage in an act, practice, or course of business that operates or would operate as a fraud or deceit on the Company; or

  (4)
  To engage in any manipulative practice with respect to the Company.

        In accordance with the Rule, the Company and the Adviser have adopted this Code of Ethics containing provisions they deem reasonably necessary to prevent those of their Affiliated Persons who are Access Persons from engaging in any of such prohibited acts.

        In addition, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act"). Rule 204A-1 under the Advisers Act to requires a registered investment adviser to establish, maintain and enforce a code of ethics applicable to its Supervised Persons that includes certain specified provisions. The Adviser has also adopted this Code of Ethics in accordance with the requirements of Rule 204A-1.

SECTION II. DEFINITIONS

(A)
"Access Person" means any director, officer, partner, member or Advisory Person of the Company or the Adviser.

(B)
"Advisory Person of the Company or the Adviser" means:

(i)
any director, officer, member or employee of the Company or the Adviser (or of any company in a Control relationship to the Company or the Adviser), who in connection with his or her regular functions or duties makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Company, or whose functions relate to the making of any recommendation with respect to such purchases or sales; and

(ii)
any natural person in a Control relationship to the Company or the Adviser who obtains information concerning recommendations made to the Company with regard to the purchase or sale of any Covered Security by the Company.

(C)
"Affiliated Person" of another person means:

(i)
any person directly or indirectly owning, controlling, or holding with power to vote, 5% or more of the outstanding voting securities of such other person;

  (ii)
  any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person;

  (iii)
  any person directly or indirectly controlling, controlled by, or under common control with, such other person;

  (iv)
  any officer, director, partner, copartner, or employee of such other person;

  (v)
  if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and

  (vi)
  if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

(D)
"Beneficial Ownership" means beneficial ownership determined pursuant to Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (the "1934 Act").

(E)
"Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25% of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than 25% of the voting securities of any company shall be presumed not to control such company. A natural person shall be presumed not to be a controlled person. Any such presumption may be rebutted by evidence in accordance with Section 2(a)(9) of the Act.

(F)
"Covered Security" means a Security, except that such term does not include:

(i)
direct obligations of the Government of the United States;

(ii)
bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; or

(iii)
shares issued by open-end investment companies registered under the Act other than those, if any, that are not money market funds and for which the Adviser (or any person controlling, controlled by or under common control with the Adviser) serves as investment adviser or principal underwriter.

(G)
"Designated Officer" means the person designated from time to time by the Adviser to be its Chief Compliance Officer in accordance with Rule 206(4)-7 under the Advisers Act; provided, that the Adviser may from time to time designate another person to act on behalf of the Designated Officer during periods when the Designated Officer is absent or disabled, and during such periods the term "Designated Officer" shall mean such other officer.

(H)
"Disinterested Director" means a director of the Company who is not an "interested person" of the Company within the meaning of Section 2(a)(19) of the Act.

(I)
"employee of the Company or the Adviser" means:

(i)
any employee of the Company or the Adviser; and

(ii)
any employee of Ares Technical Administration LLC who provides services to the Company or the Adviser similar to those that would be provided by an employee described in clause (i) above.

(J)
"Federal Securities Laws" means, in addition to the Act and the Advisers Act, the Securities Act of 1933, the Securities Exchange Act of 1934, Title V of the Gramm-Leach-Bliley Act, all rules adopted by the Securities and Exchange Commission (the "SEC") under the foregoing statutes, those provisions of the Bank Secrecy Act that apply to investment companies and investment advisers, and any rules adopted under such provisions by the SEC or the Department of the Treasury.

(K)
"Initial Public Offering" means an offering of securities registered under the Securities Act of 1933 (the "1933 Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

(L)
"Investment Personnel" means:

(i)
any employee of the Company or the Adviser (or of any company in a Control relationship to the Company or the Adviser), who in connection with his or her regular functions or duties makes or participates in making recommendations regarding the purchase or sale of securities by the Company; and

(ii)
any natural person who Controls the Company or the Adviser and obtains information concerning recommendations made to the Company with regard to the purchase or sale of securities by the Company.

(M)
"Limited Offering" means an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or Section 4(6) thereof or pursuant to Rule 504, Rule 505, or Rule 506 thereunder.

(N)
"purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

(O)
"Security" means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

(P)
"Security Held or to be Acquired by the Company" means:

(i)
any Covered Security which, within the most recent 15 days: (A) is or has been held by the Company; or (B) is being or has been considered by the Company or the Adviser for purchase by the Company; and

(ii)
any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in clause (i) above.

(Q)
"Supervised Person" means any partner, officer, director (or other person occupying a similar status or performing similar functions) or employee of the Adviser or other person who provides investment advice on behalf of the Adviser and is subject to the supervision and control of the Adviser.

(R)
"Third Party Account" means an account in which a Covered Security is held for the benefit of any individual or entity other than the Company with respect to which an Access Person exercises investment discretion or provides investment advice.

SECTION III. STANDARDS OF CONDUCT

(A)
General Standards.

(1)
No Access Person shall, in breach of any fiduciary duty he or she owes to the Company and its stockholders:

(a)
engage, directly or indirectly, in any business investment in a manner detrimental to the Company; or

(b)
use confidential information gained by reason of his or her employment by or affiliation with the Company in a manner detrimental to the Company.

(2)
At the time that an Access Person recommends or authorizes the purchase or sale of a Covered Security by the Company, he or she shall disclose to the Designated Officer:

(a)
any Beneficial Ownership in such Covered Security that he or she has or proposes to acquire;

(b)
any interest he or she has or proposes to acquire in any Third Party Account in which such Covered Security is held; and

(c)
any interest in or relationship with the issuer of such Covered Security that he or she has or proposes to acquire.

(3)
Each Access Person and Supervised Person must conduct his or her personal securities transactions in a manner that is consistent with this Code of Ethics and that will avoid an abuse of the his or her position of trust and responsibility within the Company or the Adviser.

(4)
No Supervised Person shall engage in any act, practice, or course of business that is in breach of the fiduciary duty of care, loyalty, honesty and good faith that he or she, and the Adviser, owe to the Company.

(5)
No Supervised Person shall, in connection with the purchase or sale, directly or indirectly, of any Security Held or to be Acquired by the Company, engage in any act, practice or course of business in violation of the Federal Securities Laws.

(B)
Prohibited Transactions.

(1)
General Prohibition. Unless an Access Person shall have obtained prior approval from the Designated Officer, no Access Person shall purchase or sell (or otherwise acquire or dispose of) direct or indirect Beneficial Ownership of any Covered Security if, at the time of such transaction, such Access Person knows or should have known such Covered Security is a Security Held or to be Acquired by the Company.

    If an Access Person becomes aware that the Company is considering the purchase or sale of a Covered Security, the Access Person must promptly notify the Designated Officer of:

    (a)
    any interest that he or she has in any outstanding Covered Security of the same issuer; and

    (b)
    any other interest in or relationship with the issuer that he or she has or proposes to acquire.

  (2)
  Gifts. No Access Person or Supervised Person may accept any gift, favor, or service from any person with whom he or she transacts business on behalf of the Company or the Adviser, if to do so would conflict with the Company's best interests or would impair the ability of such person to be completely disinterested when required, in the course of business, to make judgments and/or recommendations on behalf of the Company or the Adviser.

  (3)
  Initial Public Offerings and Limited Offerings. Access Persons of the Adviser and Investment Personnel must obtain approval from the Designated Officer before directly or indirectly acquiring Beneficial Ownership in any Securities in an Initial Public Offering or Limited Offering. If the Designated Officer is the person whose acquisition requires such approval, he or she may obtain such approval from the President of the Company or the Adviser.

SECTION IV: PROCEDURES TO IMPLEMENT CODE OF ETHICS

        The following reporting, review and record keeping procedures have been established to assist in the avoidance of a violation of this Code of Ethics and to assist the Company in preventing, detecting, and imposing sanctions for violations of this Code of Ethics. Questions regarding these procedures should be directed to the Designated Officer.

(A)
Reports to be Filed by Access Persons

(1)
Except as set forth in Section IV(B) below, each Access Person of the Company or Adviser must complete, sign and file with the Designated Officer:

(a)
Initial Holdings Report. Not later than 10 days after he or she becomes an Access Person of the Company or the Adviser: an Initial Report of Covered Security Holdings in the form of Schedule I hereto, the information in which must be current as of a date no more than 45 days prior to the date on which he or she becomes an Access Person.

(b)
Quarterly Transaction Reports. Not later than 30 days after the end of each calendar quarter: a Quarterly Report of Covered Security Transactions in the form of Schedule II hereto.

(c)
Annual Holdings Reports. Not later than 30 days after the end of each fiscal year of the Company: an Annual Report of Covered Security Holdings in the form of Schedule III hereto, the information in which must be current as of a date no more than 45 days prior to the date on which the report is submitted.

(2)
Account Statements. Each Access Person (other than Disinterested Directors) must direct each broker, dealer, or bank at which he or she maintains an account in which securities are or were held for the direct or indirect benefit of such Access Person, to provide to the Designated Officer duplicate account statements for each such account.

(3)
Disclaimer of Beneficial Ownership. Any Access Person may at any time or from time to time deliver to the Designated Officer a statement that his or her filing of any report hereunder or the delivery on his or her behalf of any duplicate account statement required hereunder shall not be construed as an admission by such Access Person that he or she has any direct or indirect Beneficial Ownership in the Covered Security to which such report or such duplicate account statement relates.

(4)
Review of Reports. The Designated Officer shall review the reports filed, and account statements delivered, under this Code of Ethics to determine whether any transactions disclosed therein constitute a violation of this Code of Ethics. Before making any determination that a violation has been committed by any Access Person, the Designated Officer shall afford the Access Person an opportunity to supply additional explanatory material.

(B)
Exceptions From Reporting Requirements

(1)
A person need not make a report under Section IV(A) with respect to a Covered Security held in, or transactions effected for, any account over which the Access Person has no direct or indirect influence or control.

  (2)
  A Disinterested Director who would be required to make a report solely by reason of being a director of the Company need not make:

  (a)
  an initial holding report pursuant to Section IV(A)(1)(a) or any annual holdings reports pursuant to Section IV(A)(1)(c); and

  (b)
  a quarterly transaction report pursuant to Section IV(A)(1)(b) unless he or she knew or, in the ordinary course of fulfilling his or her duties as a director, should have known that during the 15-day period immediately before or after the director's transaction in a Covered Security, the Company purchased or sold, or the Company or the Adviser considered purchasing or selling, the Covered Security.

  (3)
  An Access Person of the Adviser need not make a quarterly transaction report to the extent the information in the report would duplicate information required to be recorded under Rules 204-2(a)(12) or (13) under the Advisers Act.

  (4)
  An Access Person need not make a quarterly transaction report if the report would duplicate information contained in account statements (or broker trade confirmations) received by the Designated Officer in the time period required, if all of the information required is contained in the broker trade confirmations or account statements, or in the records of the Company or the Adviser.

  (5)
  An Access Person need not make a quarterly transaction report with respect to transactions effected pursuant to a program (such as a dividend reinvestment plan) in which periodic purchases (or sales) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.

(C)
Obligation to Report Violations. Every Access Person or Supervised Person who becomes aware of a violation of this Code of Ethics must report it to the Designated Officer, who shall report it to appropriate management personnel of the Company and the Adviser. The Designated Officer and the management personnel to whom a violation is reported shall treat the report confidentially to the extent permitted by law, promptly investigate the matter, and take such disciplinary action as they consider appropriate under the circumstances. Any form of retaliation against a person who reports a violation is prohibited and constitutes a violation of this Code of Ethics. The Board of Directors of the Company must be notified, in a timely manner, of remedial action taken with respect to violations of the Code of Ethics.

(D)
Company Reports. No less often than annually, the Company and the Adviser must furnish to the Company's Board of Directors, and the Board of Directors must consider, a written report that:

(1)
describes any issues arising under this Code of Ethics or the related procedures since the last report to the Board of Directors, including but not limited to, information about material violations of this Code of Ethics or related procedures and sanctions imposed in response to the material violations; and

(2)
certifies that the Company and the Advisor have each adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

(E)
Records. The Company shall maintain records with respect to this Code of Ethics in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) under the Act, and shall be available for examination by the SEC or any representative of the SEC at any time and from time to time for reasonable periodic, special, or other examination:

  (1)
  A copy of this Code of Ethics and any other code of ethics of the Company that is, or at any time within the past five years has been, in effect shall be maintained in an easily accessible place;

  (2)
  A record of any violation of this Code of Ethics, and of any action taken as a result of such violation shall be preserved in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

  (3)
  A copy of each report made by an Access Person as required by the Rule or pursuant to this Code of Ethics, including any information provided in lieu of the reports under paragraph (d)(2)(v) of the Rule, shall be maintained for at least five years after the end of the fiscal year in which it is made or the information is provided, the first two years in an easily accessible place;

  (4)
  A record of all persons within the past five years who are or were required to make reports pursuant to paragraph (d) of the Rule or this Code of Ethics, or who are or were responsible for reviewing those reports, shall be maintained in an easily accessible place; and

  (5)
  A record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities in an Initial Public Offering or in a Limited Offering shall be maintained for at least five years after the end of the fiscal year in which such acquisition is approved.

(G)
Confidentiality. All reports, duplicate account statements and other information filed or delivered to the Designated Officer or furnished to any other person pursuant to this Code of Ethics shall be treated as confidential, but are subject to review as provided herein and by representatives of the SEC.

SECTION V. SANCTIONS

        Upon determination that a violation of this Code of Ethics has occurred, the appropriate management personnel of the Company or the Adviser may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator. Violations of this Code of Ethics and any sanctions imposed with respect thereto shall be reported in a timely manner to the Board of Directors of the Company.

SECTION VI. ACKNOWLEDGEMENT OF RECEIPT AND ANNUAL
CERTIFICATION OF COMPLIANCE

        Upon becoming an Access Person or Supervised Person, annually thereafter, and whenever this Code of Ethics is amended, each Access Person and Supervised Person shall sign and deliver to the Designated Officer an acknowledgement of receipt and certification of compliance with this Code of Ethics and any amendments thereto in the form attached hereto as Exhibit A.

Exhibit (r)

EXHIBIT A

ACKNOWLEDGMENT AND CERTIFICATION

        I acknowledge receipt of the Code of Ethics of Ares Capital Corporation and Ares Capital Management LLC, amended and restated as of                        , 20    . I have read and understand the Code of Ethics and agree to be governed by it at all times. Further, if I have been subject to the Code of Ethics during the preceding year, I certify that I have complied with the requirements of the Code of Ethics and have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code of Ethics.

(signature)
(please print name)
(date)

SCHEDULE I

INITIAL REPORT OF COVERED SECURITY HOLDINGS

        This report is to be filed with the Designated Officer no later than the 10th day after I first became an Access Person. All capitalized terms used in this report have the meanings assigned to them in the Code.

        In accordance with Section IV(A)(1) of the Code of Ethics of Ares Capital Corporation and Ares Capital Management LLC (the "Code"), I hereby certify that the following reports each Covered Security in which I have direct or indirect Beneficial Ownership at the date of this report (which is no more than 45 days prior to the date I became an Access Person), including the name of any broker, dealer or bank with whom I maintain an account in which any securities were held for my direct or indirect benefit as of the date I first became an Access Person. Use reverse side if additional space is needed.

        I further certify that, unless I am a Disinterested Director, I have requested each such broker, dealer or bank to send duplicate account statements to the Designated Officer.

Title of Covered Security	Number of Shares	Principal Amount	Name of Broker, Dealer or Bank	Account ID Number

Date of Report:	Print Name:

Date Submitted:	Signature:

SCHEDULE II

QUARTERLY REPORT OF COVERED SECURITY TRANSACTIONS

For the Calendar Quarter Ended                        , 20

        This report is to be filed with the Designated Officer no later than 30 days after the end of the calendar quarter. The capitalized terms used in this report have the meanings assigned to them in the Code.

        In accordance with Section IV(A)(2) of the Code of Ethics of Ares Capital Corporation and Ares Capital Management LLC (the "Code"), I hereby certify that:

  (i)
  Part I below reports any transaction during the quarter in a Covered Security in which I had or acquired any direct or indirect Beneficial Ownership; and

  (ii)
  Part II below reports any account established in which any Securities were held during the quarter for my direct or indirect benefit.

        If no such transaction took place or no such account was established during the quarter write "NONE". Use reverse side if additional space is needed.

PART I: TRANSACTIONS IN A COVERED SECURITY

Trade Date	Title of Covered Security	Interest Rate and Maturity Date (if applicable)	Number of Shares or Principal Amount	Nature of Transaction (purchase, sale, other type of acquisition or disposition)	Unit Price of Covered Security	Total Price	Name of Broker, Dealer, or Bank

PART II: ACCOUNTS ESTABLISHED DURING THE QUARTER

Name of Broker, Dealer or Bank	Date Account Established	Account ID Number

        I further certify that, unless I am a Disinterested Director, I have requested each such broker, dealer or bank to send duplicate account statements to the Designated Officer.

Name (please print):

Date Submitted:	Signature:

SCHEDULE III

ANNUAL REPORT OF COVERED SECURITY HOLDINGS

For the Calendar Year Ended December 31, 20

        This report is to be filed with the Designated Officer no later than 30 days after the end of the calendar year specified above. All capitalized terms used in this report have the meanings assigned to them in the Code.

        In accordance with Section IV(A)(3) of the Code of Ethics of Ares Capital Corporation and Ares Capital Management LLC (the "Code"), I hereby certify that the following reports any Covered Security in which I have direct or indirect Beneficial Ownership at the date of this report (which is no more than 45 days prior to the date on which the report is submitted), including the name of any broker, dealer, or bank with whom I maintain an account in which any securities are held for my direct or indirect benefit. I further certify that, unless I am a Disinterested Director, I have requested each such broker, dealer or bank to send duplicate account statements to the Designated Officer. Use reverse side if additional space is needed.

Title of Covered Security	Number of Shares	Principal Amount	Name of Broker, Dealer or Bank	Account ID Number

Date of Report:	Print Name:

Date Submitted:	Signature:

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CODE OF ETHICS OF ARES CAPITAL CORPORATION AND ARES CAPITAL MANAGEMENT LLC
SECTION I. STATEMENT OF PURPOSE AND APPLICABILITY
SECTION II. DEFINITIONS
SECTION III. STANDARDS OF CONDUCT
SECTION IV: PROCEDURES TO IMPLEMENT CODE OF ETHICS
SECTION V. SANCTIONS
SECTION VI. ACKNOWLEDGEMENT OF RECEIPT AND ANNUAL CERTIFICATION OF COMPLIANCE
EXHIBIT A ACKNOWLEDGMENT AND CERTIFICATION
SCHEDULE I INITIAL REPORT OF COVERED SECURITY HOLDINGS
SCHEDULE II QUARTERLY REPORT OF COVERED SECURITY TRANSACTIONS
PART I: TRANSACTIONS IN A COVERED SECURITY
PART II: ACCOUNTS ESTABLISHED DURING THE QUARTER
SCHEDULE III ANNUAL REPORT OF COVERED SECURITY HOLDINGS